UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
HCW BIOLOGICS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 27, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of HCW Biologics Inc. on Tuesday, June 13, 2023 at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, conducted only via live webcast at www.virtualshareholdermeeting.com/HCWB2023. You will be able to attend and participate in the Annual Meeting online, submit questions during the meeting and vote your shares electronically. In addition, although the live webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be available at www.virtualshareholdermeeting.com/HCWB2023 for a period of one year after the Annual Meeting.
We are proceeding under the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the internet, although we may choose to send a full set of proxy materials to some of our stockholders. We believe that this electronic proxy process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.
On or about April 27, 2023, we will commence sending a Notice of Annual Meeting and Internet Availability to our stockholders along with instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote your shares online. Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. Our board of directors has fixed the close of business on April 14, 2023, as the record date for the Annual Meeting, or the Record Date, and only stockholders of record as of the Record Date may vote at the Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Annual Meeting and any postponements or adjournments of the meeting. Returning the paper proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the meeting.
Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please vote as soon as possible by submitting your proxy electronically via the internet or, if you requested paper copies of the proxy materials, by telephone by following the instructions in the proxy materials or by completing, signing and dating the proxy card and returning it in the enclosed postage paid envelope.
On behalf of the board of directors, thank you for your participation in this important annual process.
Sincerely,
Hing C. Wong, Ph.D.
Founder and Chief Executive Officer
2929 N. Commerce Parkway
Miramar, Florida 33025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 13, 2023: THE PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022 ARE AVAILABLE FREE OF CHARGE AT www.proxyvote.com.

HCW BIOLOGICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 13, 2023
Time and Date:	June 13, 2023 at 10:00 a.m., Eastern Time.

Place:
The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast on the internet at www.virtualshareholdermeeting.com/HCWB2023. By logging on this website with the control number included on your proxy card or voting instruction form at the designated time, stockholders and proxyholders of record as of the record date identified below may be deemed present in person and eligible vote at the Annual Meeting.

Items of Business:	1.
Elect the two Class II directors listed in the accompanying proxy statement, each to serve a three-year term expiring at the 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

	2.	Ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of HCW Biologics Inc. for the fiscal year ending December 31, 2023.

	3.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 14, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Proxy Voting:	Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact us through our website at https://investors.hcwbiologics.com/ir-resources/contact-us or email us at info@hcwbiologics.com, or, if you are a registered holder, contact our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.astfinancial.com or by phone at (800) 937-5449.

By Order of the Board of Directors,

Hing C. Wong, Ph.D.
Founder and Chief Executive Officer

Miramar, FL
April 27, 2023

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

HCW BIOLOGICS INC.

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 13, 2023

INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of our board of directors of HCW Biologics Inc. (“HCW Biologics”) for use at HCW Biologics’ 2023 Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”) to be held online on Tuesday, June 13, 2023 at 10:00 a.m., Eastern Time via live webcast at www.virtualshareholdermeeting.com/HCWB2023. References in the proxy statement for the Annual Meeting, or the Proxy Statement, to “we,” “us,” “our,” the “Company” or “HCW Biologics” refer to HCW Biologics Inc.
INTERNET AVAILABILITY OF PROXY MATERIALS
We will mail, on or about April 27, 2023, the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders of record and beneficial owners at the close of business on April 14, 2023. On the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.
The Notice of Internet Availability will identify the website where the proxy materials will be made available; the date, the time and location of the Annual Meeting; the matters to be acted upon at the meeting and our board of directors’ recommendations with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement; our Annual Report on Form 10-K for the year ended December 31, 2022, or our Annual Report, and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to participate in the meeting and vote in person.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS, VOTING, AND THE MEETING
Q:	What is the purpose of the meeting?
A:
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the formal portion of the meeting, management will be available to respond to questions from stockholders.

Q:	What is included in the proxy materials?
A:	These materials include:
•	Notice of Annual Meeting of Stockholders;
•	The Proxy Statement; and
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, or the Annual Report, as filed with the Securities and Exchange Commission, or the SEC, on March 28, 2023.
If you received printed versions of these materials by mail (rather than through electronic delivery), the materials also included a proxy card or voting instruction form.
Q:	Why did I receive a Notice of Internet Availability?
A:
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials unless you request one.

Q:	What proposals are scheduled to be voted on at the meeting?
A:	Stockholders will be asked to vote on the following two proposals at the meeting:
1.
to elect Lisa M. Giles and Rick S. Greene as Class II directors to serve for a term of three years and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal (Proposal One); and

2.	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Two).
Additionally, stockholders may be asked to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Q:	Could matters other than Proposal One and Proposal Two be decided at the meeting?
A:
Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of HCW Biologics, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by our board of directors will have the discretion to vote on those matters for you.

Q:	How does the board of directors recommend I vote on these proposals?
A:	Our board of directors recommends that you vote your shares:
•	“FOR ALL” the nominees to the board of directors (Proposal One); and
•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Two).
Q.	How can I access the proxy materials?
A:
We provide our stockholders with the choice of accessing the 2023 Annual Meeting proxy materials over the internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice of Internet Availability is being mailed to our stockholders who have not previously requested electronic access to our proxy materials or paper proxy materials. The Notice of Internet Availability contains instructions on how you may access and review our proxy materials on the internet and how you may submit a proxy for your shares over the internet. The Notice of Internet Availability will also tell you how to request our proxy materials in printed form or by email, at no charge. The Notice of Internet Availability contains a control number that you will need to submit a proxy for your shares. Please keep the Notice for your reference through the meeting date. Anyone attending the Annual Meeting must observe the rules approved by the board of directors.
Q:	Who may vote at the Annual Meeting?
A:
Stockholders of record as of the close of business on April 14, 2023, or the Record Date, are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were 35,888,135 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by HCW Biologics.
Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these proxy materials were forwarded to you by that organization rather than from us. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting. Beneficial owners must obtain a valid proxy from the organization that holds their shares and present it to American Stock Transfer & Trust Company, LLC, at least two (2) weeks in advance of the Annual Meeting.
Q:	How do I vote?
A.	The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are the stockholder of record, you may vote your shares online during the virtual Annual Meeting (see “How can I participate in the virtual Annual Meeting?” below) or by proxy in advance of the Annual Meeting by internet (at www.virtualshareholdermeeting.com/HCWB2023), by telephone (at 1-800-690-6903), or, if you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on June 12, 2023. If you vote by mail, your proxy card must be received before voting begins at the Annual Meeting. Submitting your proxy, whether by telephone, through the internet or by mail will not affect your right to vote in person virtually should you decide to attend and participate in the meeting virtually.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. The voting deadlines and availability of telephone and internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. To ensure that your vote is counted, complete and mail the voting instruction form provided by your brokerage firm, bank, or other nominee as directed by your nominee. To electronically vote in person virtually at the meeting online, you must obtain a legal proxy from your nominee. Follow the instructions from your nominee included with our proxy materials or contact your nominee to request a proxy form.
Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

Q:	What shares can I vote?
A:
Each share of HCW Biologics common stock issued and outstanding as of the close of business on April 14, 2023 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of April 14, 2023, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Q:	How many votes am I entitled to per share?
A:	Each holder of shares of common stock is entitled to one vote for each share of common stock held as of April 14, 2023.
Q:	What is the quorum requirement for the meeting?
A:
The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present in person virtually or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person virtually at the Annual Meeting or if you have properly submitted a proxy.

Q:	How are abstentions and broker non-votes treated?
A:
Abstentions (i.e., shares present at the Annual Meeting and marked “abstain”) are deemed to be shares presented or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present. Abstentions have no effect on Proposal One or Proposal Two.

A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.
Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Two). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include proposals other than Proposal Two, such as the election of directors. Accordingly, we encourage you to provide voting instructions to your broker or other nominee, regardless of whether or not you plan to attend the meeting.
Q:	What is the vote required for each proposal?
A:	The votes required to approve each proposal are as follows:
•
Proposal One: Each director shall be elected by a plurality of the votes of the shares present in person virtually or represented by proxy at the meeting and entitled to vote on the election of directors, meaning that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.

•	Proposal Two: Approval will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
Q:	If I submit a proxy, how will it be voted?
A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”
Q:	What should I do if I get more than one proxy card or voting instruction form?
A:
Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials, proxy cards or voting instruction forms. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction forms you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Annual Meeting.
If you are the stockholder of record, you may change your vote by:
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•	providing a written notice of revocation to HCW Biologics’ Secretary at HCW Biologics Inc., 2929 N. Commerce Parkway, Miramar, Florida 33025, prior to your shares being voted, or
•
participating in the Annual Meeting and voting electronically online at www.virtualshareholdermeeting.com/HCWB2023. Participation alone at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.virtualshareholdermeeting.com/HCWB2023.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Q:	How can I participate in the virtual Annual Meeting?
A:
There is no physical location for the Annual Meeting. Stockholders of record as of the close of business on the Record Date are entitled to participate virtually in the Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the record date during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HCWB2023. To participate and vote in the Annual Meeting, you will need the control number included on your proxy card or voting instruction form.

We are committed to ensuring, to the extent possible, that stockholders will be given the same participation rights that they would be given if they attended an in-person meeting. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. Online check-in will begin at 9:45 a.m., Eastern Time, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number provided on the log-in page of the virtual meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting. Please be aware that participating in the Annual Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.

Q:	How do I submit questions during the meeting?
A:
Stockholders may submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HCWB2023 and using their 16-digit control number to enter the meeting. Questions may be submitted by typing them into the text box provided.

Q:	Is there a list of stockholders entitled to vote at the Annual Meeting?
A:
For a period of ten (10) days ending on the day before the meeting, the names of stockholders of record entitled to vote will be available for inspection by stockholders for any purpose germane to the meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at our offices located at 2929 N. Commerce Parkway, Miramar, Florida 33025. Please send a written request to our Secretary at HCW Biologics Inc., 2929 N. Commerce Parkway, Miramar, Florida 33025, or email legal@HCWBiologics.com to schedule an appointment. This list will also be available for inspection during the Annual Meeting at www.virtualshareholdermeeting.com/HCWB2023.

Q:	Who will tabulate the votes?
A:	A representative of the Company will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:	Where can I find the voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. Please see the section titled “Householding” on page 30 for information on how to obtain additional copies of proxy materials.

Q:	What if I have questions about my HCW Biologics shares or need to change my mailing or email address?
A:
You may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449, through its website at www.astfinancial.com or by U.S. mail at 6201 15th Avenue, Brooklyn, NY 11219, if you have questions about your HCW Biologics shares or need to change your mailing or email address.

Q:	What if I need to change my email address?
A:
If you need to change the email address that we use to mail proxy materials to you or if you wish to sign up to receive future mailings via email, please go to the website provided on your proxy card or voting instruction card, to request to receive materials solely by electronic delivery in the future and supply the appropriate email address.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?
A:
The proxy for the Annual Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies electronically, we expect that our directors, officers and employees may solicit proxies in person or by telephone, mailings, emails or otherwise. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the internet or by phone, you are responsible for any internet access or phone charges you may incur.

Q:
What are the requirements to propose actions to be included in our proxy materials for next year’s annual meeting of stockholders, or our 2024 Annual Meeting, or for consideration at our 2024 Annual Meeting?

A:	Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2024 Annual Meeting:
Stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to the attention of our Secretary at our principal executive office no later than December 29, 2023 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. If we do not receive a stockholder proposal by the deadline described above, we may exclude the proposal from our proxy statement for our 2024 Annual Meeting.
Requirements for Stockholder Proposals to be presented at our 2024 Annual Meeting:
Our amended and restated bylaws provide that stockholders may present proposals to be considered at an annual meeting by providing timely notice to our Secretary at our principal executive office. To be timely for our 2024 Annual Meeting, our Secretary must receive the written notice at our principal executive office:
•	not earlier than the close of business on February 14, 2024, and
•	not later than the close of business on March 15, 2024.
If we hold our 2024 Annual Meeting of stockholders more than 30 days before or more than 60 days after June 13, 2024 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Secretary at our principal executive office:
•	not earlier than the close of business on the 120th day prior to such annual meeting, and
•
not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Please see the section titled “Stockholder Proposals” for more information.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at https://investors.hcwbiologics.com/ by clicking on “Governance Documents” in the “Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our board of directors.
Board Leadership Structure
The board of directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board, as the board of directors believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the board of directors. The board of directors has determined that having a director who is also the Chief Executive Officer serve as the Chairman is not in the best interest of the Company’s stockholders at this time. This separation of roles enables our Chief Executive Officer to focus on his core responsibility of leading and managing our operations and day-to-day performance, consistent with strategic direction provided by the Board, and our Chairman of the board to focus on leading the board of directors in its fundamental role of providing guidance to, and independent oversight of, our management. Currently, Dr. Hing C. Wong serves as our Chief Executive Officer and Mr. Scott T. Garrett serves as Chairman of the board.
Our Board of Directors’ Role in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Although our board of directors does not have a standing risk management committee, it administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Areas of focus include economic, operational, financial (accounting, credit, investment, liquidity and tax), competitive, legal, regulatory, cybersecurity, privacy, compliance and reputational risks, and more recently, risk exposures related to potential delays in our clinical trials. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel who are responsible for risk assessment and information about the identification, assessment and management of critical risks, and our management’s risk mitigation strategies.
Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The audit committee also monitors compliance with legal and regulatory requirements and assists our board of directors in fulfilling its oversight responsibilities with respect to risk management. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our full board in place of a nominating and corporate governance committee assesses risks related to our corporate governance practices, the independence of our board of directors and monitors the effectiveness of our governance guidelines.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Independence of Directors
The Nasdaq listing rules generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. We currently do not have a nominating committee as discussed in further detail below.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the board of directors or any other board committee (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors conducts an annual review of the independence of our directors. Our board of directors has determined that none of the members of our board of directors other than Dr. Wong has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the members of our board of directors other than Dr. Wong is “independent” as that term is defined under the Nasdaq rules. In making this independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence. Our board of directors has also determined that all members of our audit committee and compensation committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.
Committees of Our Board of Directors
Our board of directors has established an audit committee and a compensation committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available on the Investor Relations section of our website, which is located at https://investors.hcwbiologics.com/, by clicking on “Governance Documents” in the “Governance” section of our website. Members serve on these committees until (i) they resign from their respective committee, (ii) they no longer serve as a director or (iii) as otherwise determined by our board of directors.
Audit Committee
Our audit committee is composed of Rick S. Greene, who is the chair of our audit committee, Scott T. Garrett, Lisa M. Giles and Gary M. Winer. The composition of our audit committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that Messrs. Greene and Winer are audit committee financial experts within the meaning of Item 407(d) of Regulation S K of the Securities Act of 1933, as amended, or the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control, and financial statement audits, and to oversee our independent registered public accounting firm. Our audit committee, among other things:
•	helps our board of directors oversee our corporate accounting and financial reporting processes;
•	manages the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent accountants, our interim and year-end operating results;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviews related person transactions;
•
obtains and reviews a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approves or, as required, pre-approves audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Our audit committee has a written charter approved by our board of directors. A copy of the charter is available on the Investor Relations section of our website, which is located at https://investors.hcwbiologics.com/, by clicking on “Governance Documents” in the “Governance” section of our website.
Compensation Committee
Our compensation committee is composed of Scott T. Garrett, who is the chair of our compensation committee, Lisa M. Giles, Rick S. Greene and Gary M. Winer. The composition of our compensation committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans, and programs, and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Our compensation committee, among other things:
•	reviews and recommends to our board of directors the compensation of our chief executive officer and other executive officers;
•	reviews and recommends to our board of directors the compensation of our directors;
•	administers our equity incentive plans and other benefit programs;
•
reviews, adopts, amends, and terminates incentive compensation and equity plans, severance agreements, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and

•	reviews and establishes general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.
The compensation committee may delegate its authority to a subcommittee of the compensation committee (consisting either of a subset of members of the committee or, after giving due consideration to whether the eligibility criteria described within the compensation committee charter with respect to committee members and whether such other board members satisfy such criteria, any members of the board of directors) except for its exclusive authority to determine the amount and form of compensation paid to the Chief Executive Officer.
Our compensation committee has a written charter approved by our board of directors. A copy of the charter is available on the Investor Relations section of our website, which is located at https://investors.hcwbiologics.com/, by clicking on “Governance Documents” in the “Governance” section of our website.
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee during 2022 included Messrs. Garrett, Greene and Winer, and Ms. Giles. None of the members of our compensation committee in 2022 was at any time during 2022 or at any other time one of our officers or employees, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During 2022, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2022: (i) our board of directors met two (2) times (which does not include any meetings held jointly with the audit committee); (ii) our audit committee jointly with our board meetings met five (5) times; and (iii) our compensation committee met five (5) times.
During 2022, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All of our directors attended the 2022 annual meeting.

Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our Chairperson) may do so by letters addressed to the attention of the Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
HCW Biologics Inc.
2929 N. Commerce Parkway
Miramar, Florida 33025
Attn: Corporate Secretary
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and employees. Our Code of Business Conduct and Ethics is posted on the Investor Relations section of our website, which is located at https://investors.hcwbiologics.com/, by clicking on “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Garrett, Greene and Winer, and Ms. Giles. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place. Although we do not have a written charter in place to select director nominees, our board of directors has adopted resolutions regarding the director nomination process. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our board of directors.
We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent deemed appropriate by the board of directors, retain a professional search firm and other advisors to identify potential nominees.
We will also consider candidates recommended by stockholders for nomination to our board of directors. A stockholder who wishes to recommend a candidate for nomination to our board of directors must submit such recommendation to our Corporate Secretary at our offices located at 2929 N. Commerce Parkway, Miramar, Florida 33025. Any recommendation must be received not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our board of directors must be in writing and must set forth, including without limitation, the following: (i) the candidate’s name, age, business address, and residential address, (ii) the class, series and number of any shares of stock of the Company that are beneficially owned or owned of record by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.
We believe that our board of directors as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our board of directors by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our board of directors, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the board of directors also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the board of directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the board of directors. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.
We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our board of directors: the independence of the director nominee; the nominee’s financial literacy; level of education and business experience, including experience relating to pharmaceutical and biotechnology companies; whether the nominee has experience in clinical development; and key opinion leadership in immunotherapy and inflammaging. We review candidates in the context of the current composition of the board of directors and the evolving needs of our business. We believe that each of the current members of our board of directors has the requisite business, biotechnology, financial or managerial experience to serve as a member of the board of directors, as described above in their biographies under the heading “Proposal One: Election of Directors.” We also believe that each of the current members of our board of directors has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the board of directors and its committees.

We do not have a formal policy in place with regard to diversity in considering candidates for our board of directors, but the board strives to include a range of talents, experience, skills, diversity and expertise so that, as a group, the board of directors will possess the appropriate talent, skills and expertise to oversee our business.
Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth in the Questions and Answers section discussing “Stockholder Proposals.”
Board Diversity Matrix (as of April 14, 2023)
The table below provides certain highlights of the composition of the board of directors as of April 14, 2023. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).
Board Size:
Total Number of Directors: 5

Gender:	Male	Female	Non- Binary	Gender Undisclosed
Number of directors based on gender identity	4	1	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Undisclosed	—	—	—	—

PROPOSAL ONE: ELECTION OF DIRECTORS
Our board of directors currently consists of five directors and is divided into three classes, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws. The members of the classes are divided as follows:
•	the Class I directors are Scott T. Garrett and Gary M. Winer;
•	the Class II directors are Lisa M. Giles and Rick S. Greene; and
•	the Class III director is Dr. Hing C. Wong.
Directors in Class II will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class III expire at our annual meetings of stockholders to be held in 2025 and 2024, respectively. Our board of directors proposes that each of the two Class II nominees named below, each of whom is currently serving as a director in Class II, be elected as a Class II director for a three-year term expiring at our 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
The Class II nominees are presently directors. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their ages, occupations and lengths of service on our board of directors as of April 14, 2023 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name	Age	Position	Director Since
Lisa M. Giles(1)(2)	64	Director and Director Nominee	October 2021
Rick S. Greene(1)(2)	58	Chair of Audit Committee and Director Nominee	May 2021
(1)	Member of our audit committee
(2)	Member of our compensation committee
Lisa M. Giles has served on our board of directors since October 2021. Ms. Giles founded and has served as the Managing Director and Chief Executive Officer of Giles & Associates Consultancy, Inc. (“GAC”), a consulting firm in the life sciences industry and academic medical centers, since 2000. In addition to HCW Biologics, Ms. Giles currently serves as a member of the board of directors for Milestone Pharmaceuticals and the Northwestern Memorial Health System Foundation Board. She previously served as a member of the board of directors for GenMark Diagnostics from 2015 to 2021; Durata Therapeutics, Inc. from 2012 to 2014, and Intranasal Therapeutics, Inc. from 2005 to 2006. She also was the Founder and Chief Executive Officer of Optivara, Inc. a sister company to GAC, from 2013 to 2019. Prior to founding GAC, Ms. Giles was the Vice President of strategy development at G.D. Searle Pharmaceutical, a division of Monsanto, and held various leadership roles with Abbott Laboratories. Ms. Giles received her B.S. in economics from Juniata College, and completed executive management programs at Stanford University and the University of Chicago.
We believe that Ms. Giles is qualified to serve as a director because she has extensive and significant experience in the pharmaceutical, diagnostic, device and healthcare industries, including enterprise strategic planning, R&D and commercial planning, operations, and business development.
Rick S. Greene has served on our board of directors since May 2021. Mr. Greene is currently the Chief Financial Officer of Epiphany Dermatology. Prior to joining Epiphany Dermatology in March 2018, Mr. Greene served as the Chief Financial Officer of Altor BioScience Corporation from 2015 to 2018, Vice President and Chief Financial Officer of Cumberland Pharmaceuticals from 2011 to 2015, Executive at Crowe Horwath LLP from 2007 to 2011, Director at LBMC from 2005 to 2007, Chief Financial Officer at Surgical Alliance Corporation from 2002 to 2005, Senior Manager at Ernst & Young LLP from 1998 to 2002 and 1987 to 1997, and Director Financial Operations at Phycor Inc. from 1997 to 1998. Mr. Greene received his B.S. degree in accounting from Carson-Newman University and is currently registered as a Certified Public Accountant (inactive) in the state of Tennessee.

We believe that Mr. Greene is qualified to serve as a director because of his extensive professional experience in financial management and reporting, operations and business development, and in the healthcare industry.
Vote Required and Board of Directors’ Recommendation
The nominees for Class II director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
The proposal for the election of directors relates solely to the election of Class II directors nominated by our board of directors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES FOR THE ELECTION OF THE TWO CLASS II DIRECTORS SET FORTH IN THIS PROPOSAL ONE.
Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and lengths of service on our board of directors as of April 14, 2023 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name	Age	Position	Director Since
Class I Directors:
Scott T. Garrett(1)(2)	73	Chairman of the Board, Chairman of the Compensation Committee and Director	May 2021
Gary M. Winer(1)(2)	63	Director	October 2021
Class III Director:
Hing C. Wong, Ph.D.	69	Founder, Chief Executive Officer and Director	April 2018
(1)	Member of our audit committee
(2)	Member of our compensation committee
Scott T. Garrett has served on our board of directors since May 2021 and as Chairman of the board since June 2021. Mr. Garrett is currently a Senior Operating Partner at Water Street Healthcare Partners (“Water Street”). Prior to joining Water Street in 2011, Mr. Garrett served as Chairman, President and Chief Executive Officer of Beckman Coulter, Inc. from 2008 to 2011. Mr. Garrett joined Beckman Coulter, Inc. in 2002 as President, Clinical Diagnostics Division and was promoted to President and Chief Operating Officer in 2003. In January 2005, he became Chief Executive Officer and in 2008, added the position of Chairman. Prior to that, Mr. Garrett served as Vice Chairman and Interim Chief Executive Officer of Kendro Laboratory Products from 1999 to 2001; Chairman, President and Chief Executive Officer of Dade Behring, a leading diagnostics company, from 1994 to 1998; and Managing Partner of Garrett Capital Advisors, First Chicago Equity Capital from 1998 to 2002. Mr. Garrett began his career at American Hospital Supply Corporation and continued there after the company was acquired by Baxter International, ultimately serving as Chief Executive of Baxter International’s global laboratory business, Baxter Diagnostics from 1992 to 1994. Mr. Garrett also serves on the board of Hologic, Inc., and in his role at Water Street, he chairs the boards of various portfolio companies, including Alcor Scientific, Pathnostics and Avantik. He also serves on the board of the Advanced Medical Technology Association Diagnostics and its Executive Committee. Mr. Garrett received his B.S. degree in mechanical engineering from Valparaiso University and an M.B.A. from the Lake Forest Graduate School of Management. He also completed the Executive Management program at Stanford Graduate School of Business.
We believe that Mr. Garrett is qualified to serve as a director because of his experience as a Chief Executive Officer and in other senior leadership positions with biomedical and diagnostics companies, which enables him to bring to our board of directors an operational perspective as well as valuable insights and experience.
Gary M. Winer has served on our board of directors since October 2021. Mr. Winer served as the President and Chief Executive Officer of ORGENTEC Diagnostika GmbH. a specialty manufacturer of autoimmune and infectious disease diagnostic tests, from April 2019 until the sale of the company in September 2021. In addition, since January 2015, Mr. Winer has worked as a consultant for DRC Health Care Advisors, a consulting firm in the biopharma, medical device and diagnostic health sectors. From April 2014 until January 2015, Mr. Winer was the Vice President of Global Commercial Strategies for AbbVie and from January 2013 until April 2014, he served as President and Chief Executive Officer of AbbVie Japan, following AbbVie’s separation from Abbott. Prior to that, from April 2003 to January 2013, Mr. Winer served in a variety of roles for Abbott Laboratories, a multinational medical devices and healthcare company, including most recently as corporate vice president and president for Abbott Japan. Mr. Winer has served on the board of directors of Lensar. Inc. since 2018. Mr. Winer received his B.S. in finance from California State University, and his MBA from Kellogg Graduate School of Management at Northwestern University.
We believe that Mr. Winer is qualified to serve as a director due to his experience leading and managing biotechnology companies, as well as his healthcare industry knowledge and his experience serving on the board of directors of other companies.
Hing C. Wong has served as our Founder and Chief Executive Officer since April 2018. Prior to founding our Company, Dr. Wong founded and served as the Chief Executive Officer of Altor BioScience Corporation, from 2002 to August 2017, when it was acquired by NantCell, Inc. (which subsequently became ImmunityBio, Inc.). After the acquisition of Altor, he served as the Chief Executive Officer of NantCell until March 2018. Prior to that, Dr. Wong founded and served as Chief Executive Officer of Sunol Molecular Corporation from 1996 to 2002; the Director, Biology Skills Center of Baxter Healthcare Inc. from 1992 to 1996; and the Director of Microbial Genetics of Cetus Corporation from 1983 to 1992. Dr. Wong received his Ph.D. degree in Microbiology and Immunology at the University of Massachusetts, Amherst and completed his postdoctoral training at the University of Washington.
We believe that Dr. Wong is qualified to serve as a member of our board of directors due to the perspective and experience he brings as our Founder and Chief Executive Officer, and his extensive experience leading life sciences companies and in the development of immunotherapeutics for cancer and other diseases.
There are no family relationships among our directors and executive officers.
Executive Officers Who Are Not Directors
Our executive officers and their ages as of April 14, 2023 and positions with HCW Biologics are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name	Age	Position
Rebecca Byam	67	Chief Financial Officer
Lee Flowers	77	Senior Vice President of Business Development
Peter Rhode, Ph.D.	65	Chief Scientific Officer and Vice President of Clinical Operations
Our board of directors chooses our executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
Rebecca Byam has served as our Chief Financial Officer since October 2019. Prior to joining our company, Ms. Byam served as a Director of PricewaterhouseCoopers LLP from 2003 to 2019; the Chief Financial Officer of MaMaMedia Inc. from 1998 to 2002; the Chief Financial Officer of Momentum Partners from 1995 to 1998; and as an Investment Professional at Apax Partners LLP, where she specialized in biotechnology investments among other areas with strong intellectual property, from 1985 to 1995. Additionally, Ms. Byam served on the Investment Advisory Council, assisting the development of the Small Business Investment Company program of the U.S. Small Business Administration. Ms. Byam received a B.A. degree in liberal arts from Kenyon College and an M.B.A from the New York University Stern School of Business with a major in finance. She is currently registered as a Certified Public Accountant in the states of Florida and New York.
Lee Flowers has served as our Senior Vice President of Business Development since September 2019. Mr. Flowers is also the Co-Founder of HRS Consulting Inc. Prior to joining our company, Mr. Flowers cofounded HRS Consulting, Inc. in 2009, a Service Disabled Veteran Owned Small Business specializing in management consulting, that acquired the healthcare business of Convergent HRS, LLC and Convergent Knowledge Solutions, LLC, businesses he also cofounded in 2007 and 2003, respectively. He served as the CEO of Sunol Molecular, Inc from 2001 to 2002, CEO of Continuum Electro-optics, Inc from 1997 to 2001; Executive Vice President of Dade

International, a spin-off of Baxter International Inc., from 1994 to 1996; the Vice President of Venture Development at Baxter Diagnostics, Baxter International Inc.’s largest subsidiary, from 1993 to 1994; and Division President at Baxter Diagnostics from 1992 to 1993. Upon the merger between American Hospital Supply Corporation and Baxter International Inc.’s predecessor, Mr. Flowers served as Vice President of Global Marketing for the Dade Division from 1990 to 1991 and Vice President, Sales and Marketing for the Paramax Systems Division from 1986 to1989 at the merged entity. Mr. Flowers received his bachelor’s degree in zoology from the University of Kentucky.
Peter Rhode has served as our Chief Scientific Officer and Vice President of Clinical Operations since May 2019. Prior to joining our company, Dr. Rhode served as the Senior Vice President of Research and Development at Altor BioScience Corporation following its April 2017 acquisition by NantCell, Inc. (which subsequently became ImmunityBio, Inc.) until 2019. Prior to that, Dr. Rhode served as Vice President, Research and Development at Altor BioScience Corporation from its inception in 2002 until its acquisition by NantCell, Inc. Dr. Rhode was among the team of scientists that formed Sunol Molecular Corporation in 1996 and served as Research Director at Sunol Molecular from 1996 to 2002. Dr. Rhode also served as Senior Scientist at Baxter International Inc. from 1991 to 1996. Dr. Rhode received his B.S. degree at the University of California, Davis and his Ph.D. in Biochemistry/Biophysics at the University of Wisconsin, Madison. Additionally, Dr. Rhode was a postdoctoral fellow at the California Institute of Technology.
Director Compensation
Director Compensation Table
The following table provides information concerning compensation awarded to, earned by and paid to each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2022. Dr. Wong is not included in the table below, as he is employed as our Chief Executive Officer, and receives no compensation for his service as a director. The compensation received by Dr. Wong as an employee is shown in “Executive Compensation-Summary Compensation Table” below.
Name	Fees Earned or Paid in Cash ($)	Awards ($)(1)(2)	Total ($)
Scott T. Garrett	$60,000	$72,516	$132,516
Lisa M. Giles	40,000	72,516	112,516
Rick S. Greene	50,000	72,516	122,516
Gary M. Winer	40,000	72,516	112,516
(1)
The amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes of stock options granted 2021 and 2022 as determined in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these stock options and do not represent the actual economic value that may be realized by each non-employee director. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to Note 10 to the historical financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Our non-employee directors held the following number of stock options as of December 31, 2022:
Name	Shares Subject to Outstanding Stock Options
Scott T. Garrett	62,805
Lisa M. Giles	78,878
Rick S. Greene	62,805
Gary M. Winer	78,878
Non-Employee Director Compensation Arrangements
Our non-employee director compensation policy is designed to obtain and retain the services of qualified persons to serve as members of our board of directors.
The policy provides for the following annual cash retainers, which are payable quarterly in arrears and pro-rated for partial quarters of service:
Annual Cash Retainer
All other non-employee directors: $40,000;
Non-employee chairperson of the audit committee: $50,000 (in lieu of the above); and
Non-employee chairperson of the board of directors: $60,000 (in lieu of the above).

Equity Grants
The policy also provides for grants of nonstatutory stock options to purchase shares of our common stock under the HCW Biologics Inc. 2021 Equity Incentive Plan (the “2021 Plan”) to the non-employee directors upon their initial election or appointment to our board of directors and annually during their continued service thereafter. Any stock options granted will have an exercise price equal to 100% of the fair market value of our common stock on the date of grant.
Each non-employee director who is elected or appointed for the first time to our board of directors is granted an equity award with a grant date value of $100,000. The initial grant fully vests on the one year anniversary of the date of appointment to our board of directors.
On the date of our 2022 annual meeting, we granted each continuing non-employee director who has served on our board of directors for at least 6 months prior to such annual meeting a stock option to purchase shares of our common stock with a grant date fair value (disregarding estimated forfeitures related to service-based vesting) of $100,000. The annual option grant will fully vest on the earlier of the one-year anniversary of the date of grant and the date of the next annual meeting of our stockholders, subject to the director’s continued service through the vesting date.
In 2022, our policy was revised such that beginning with our 2023 annual meeting, each continuing non-employee director who has served on our board for at least 6 months prior to such annual meeting will receive an annual award of options to purchase shares of our common stock with a grant date fair value of $100,000; provided, however that if that amount exceeds 12,500 shares of our common stock, each non-employee director will instead receive options to purchase 12,500 shares of our common stock.
Our board of directors also has the discretion to continue the vesting of any non-employee director option beyond the date of the director’s termination of service, if warranted by the circumstances, and to make discretionary stock award grants to our non-employee directors.
All stock options granted to non-employee directors will be made pursuant to our 2021 Equity Incentive Plan and will vest in full immediately prior to, and contingent upon, the consummation of a change in control of our company, subject to the director’s continued service as a member of our board of directors through the change in control.
Expense Reimbursement
We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our board of directors and committees.
The non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2023 and recommends that our stockholders vote for the ratification of such selection. In the event that Grant Thornton LLP is not ratified by our stockholders, the audit committee will review its future selection of Grant Thornton LLP as our independent registered public accounting firm.
Grant Thornton LLP audited our financial statements for the fiscal year ended December 31, 2022. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In addition to performing the audit of our financial statements, Grant Thornton LLP provided various other services during the fiscal years ended December 31, 2022 and December 31, 2021. Our audit committee has determined that Grant Thornton LLP’s provision of these services, which are described below, does not impair Grant Thornton LLP’s independence from us. During the years ended December 31, 2022 and December 31, 2021, fees for services provided by Grant Thornton LLP were as follows:
	Year Ended December 31,
	2022	2021
Audit fees(1)	$175,627	$333,340
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$175,627	$333,340
(1)
Consists of fees rendered in connection with the audit of our financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim financial statements included in our quarterly reports and services normally provided in connection with regulatory filings. Included in 2021 Audit fees is an aggregate of $181,000 of fees billed in connection with our initial public offering, which closed in 2021. Audit fees in 2022 include fees related to the annual audit of the Company’s financial statements and review of interim financial statements included in our quarterly and annual reports, as well as our Registration Statement on Form S-3.

(2)	Consists of assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)
Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance. Grant Thornton has not provided any such services for us to date.

(4)	There were no other fees in 2022 and 2021.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.
Vote Required and Board of Directors’ Recommendation
The affirmative vote of a majority of the votes cast FOR this proposal is required to ratify the appointment of our independent public accountant. Votes that are withheld will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee has authority to vote your unvoted shares held by the firm on this proposal. If your broker, bank or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 14, 2023 by:
•	each stockholder, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 14, 2023 and shares issuable upon the settlement of RSUs that will vest within 60 days of April 14, 2023 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock is based on 35,888,135 shares of our common stock outstanding on April 14, 2023. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o HCW Biologics Inc., 2929 N. Commerce Parkway, Miramar, Florida 33025.
Name of Beneficial Owner	Common Stock	Options Exercisable within 60 days	Aggregate Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Axone Ventures HCW LP(1)	1,904,762	—	1,904,762	5.3%
Directors and Executive Officers
Hing C. Wong, Ph.D.(2)	15,306,468	160,000	15,466,468	42.9%
Peter Rhode, Ph.D(3)	48,500	57,141	105,641	*
Rebecca Byam(4)	361,702	60,550	422,252	1.2
Scott T. Garrett(5)	125,000	62,805	187,805	*
Rick S. Greene(6)	8,411	62,805	71,216	*
Gary M. Winer(7)	13,000	78,878	91,878	*
Lisa M. Giles(8)	100	78,878	78,978	*
All executive officers and directors as a group (8 persons)	15,959,133	576,413	16,535,546	45.3%
*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)
Axone HCW Operation LLC is the managing entity of Axone Ventures HCW LP. Fan Zhang has sole voting and investment power with respect to the common stock held by Axone Ventures HCW LP. Mr. Zhang may be deemed to beneficially own the shares held by Axone Ventures HCW LP. The business address of Axone HCW LP is 4340 Von Karman Avenue, Suite 250, Newport Beach, CA 92660.

(2)	Consists of (a) 11,178,849 shares held directly by Dr. Hing C. Wong and (b) 4,127,619 shares held by Dr. Hing C. Wong and Ms. Bee Yau Huang.
(3)	Consists of 48,500 shares held directly by Peter Rhode.
(4)	Consists of 361,702 shares held directly by Rebecca Byam.
(5)	Consists of 125,000 shares held by Garrett Capital Partners, LLC. Mr. Garrett is deemed to beneficially own the shares held by Garrett Capital Partners, LLC.
(6)	Consists of 8,411 shares held directly by Rick S. Greene.
(7)	Consists of 13,000 shares held directly by Gary M. Winer.
(8)	Consists of 100 shares held by Lisa M. Giles Living Trust.

EXECUTIVE COMPENSATION
We became a public company in July 2021, and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.235 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.
Named Executive Officers
Our named executive officers for 2022, which consist of our principal executive officer and the next two most highly compensated executive officers, are:
Hing C. Wong, Ph.D., our Founder and Chief Executive Officer;
Rebecca Byam, our Chief Financial Officer; and
Peter Rhode, Ph.D., our Chief Scientific Officer and Vice President of Clinical Operations.
Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by and paid to each of our named executive officers during 2021 and 2022:
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Option Awards($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(2)	Total($)
Hing C. Wong, Ph.D. Chief Executive Officer	2022	$404,250	$—	$—	$—	$16,800	$421,050
	2021	373,960	—	2,462,240	117,000	19,638	2,972,838

Rebecca Byam Chief Financial Officer	2022	285,048	—	—	—	12,032	297,080
	2021	275,000	—	624,640	68,750	13,750	982,140

Peter Rhode, Ph.D. Chief Scientific Officer and Vice President of Clinical Operations	2022	238,404	—	—	—	10,166	248,570
	2021	227,128	—	61,556	—	9,085	297,769
(1)
The amounts reported in this column for 2021 represent the aggregate grant date fair value of the stock options granted under our 2019 Equity Incentive Plan (“2019 Plan”) to our named executive officers in 2021 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column are set forth in Note 10 to our audited financial statements included in this proxy statement. Note that the amounts reported in this column reflect the accounting value for these equity awards and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.

(2)	Represents matching contributions under our 401(k) plan.
(3)	Represents performance-based bonuses.

Narrative Disclosure to Summary Compensation Table
Employment Agreement with Dr. Hing C. Wong
We entered into an employment agreement with Dr. Wong, our Founder and Chief Executive Officer, dated June 18, 2021, which became effective on July 2, 2021. The employment agreement provides the general terms of Dr. Wong’s employment, including a $390,000 base salary, an opportunity to earn cash bonus incentives, an additional equity award after our initial public offering, and certain severance rights if he is terminated by us without cause or if he resigns for good reason (as each are defined in the employment agreement). Dr. Wong is employed by us at will.
Cash Bonus Opportunities
In accordance with the employment agreement, Dr. Wong is eligible for a cash bonus each calendar year up to an initial target amount of 60% of his annual base salary based on Dr. Wong’s achievement of certain corporate objectives and individual performance goals established by our board of directors or the compensation committee of our board of directors, as disclosed in our Executive Incentive Bonus Plan. See the section entitled “–Summary Compensation Table” for Dr. Wong’s bonus payment in 2022.
Equity Incentive Grant
Per Dr. Wong’s employment agreement, during the 60-day period after our initial public offering, we promised to negotiate in good faith with him regarding the terms of a grant of a stock option, restricted stock units and/or other equity incentives in accordance with the terms of our 2021 Plan. Per his employment agreement, on September 8, 2021, we granted Dr. Wong a stock option to purchase 800,000 shares of our common stock, which will vest over a four-year period. See the section entitled “Outstanding Equity Awards at Fiscal Year-End Table” for additional details about the stock option grant. The equity award also provides that if, in connection with a change of control of the Company (as defined in the 2021 Plan), the acquiror does not assume or substitute for the equity award, then it will vest in full effective as of immediately prior to the closing of such transaction.
Severance Benefits
If we terminate Dr. Wong’s employment without cause or if he resigns from employment for good reason (as each are defined in his employment agreement), subject to his execution of a release of claims in favor of the Company, Dr. Wong is entitled to receive certain severance benefits, as described below.
Employment Agreement with Ms. Rebecca Byam
We entered into an employment agreement with Ms. Byam, the Company’s Chief Financial Officer, dated October 9, 2019. The employment agreement provides the general terms of Ms. Byam’s employment, including her initial base salary, the opportunity to earn cash bonus incentives, an initial stock option award under our 2019 Plan and the opportunity to receive additional stock option grants upon the achievement of certain events. The employment agreement provides for an initial four-year term of employment, which automatically renews for additional twelve-month terms unless earlier terminated in accordance with the terms of the employment agreement. Ms. Byam’s employment is terminatable by us at any time, with or without cause, and upon 30 days or more advance written notice to her if for reasons other than for cause. Ms. Byam may terminate her employment at any time, with or without cause, and without advance written notice.
Cash Bonus Opportunities
In accordance with the employment agreement, Ms. Byam is eligible for a cash bonus each calendar year up to an initial target amount of 50% of Ms. Byam’s annual base salary based on Ms. Byam’s achievement of certain corporate objectives and individual performance goals established by our board of directors or the compensation committee of our board of directors, as disclosed in our Executive Incentive Bonus Plan. See the section entitled “–Summary Compensation Table” for Ms. Byam’s bonus payment in 2022.
Stock Option Grants
Per her employment agreement, on October 11, 2019, we granted Ms. Byam the initial stock option to purchase 135,000 shares of our common stock, which vests over a four-year period. Additionally, Ms. Byam is eligible to be granted the following stock option awards under the terms of her employment agreement: (i) a stock option to purchase 135,000 shares of our common stock, to be granted to Ms. Byam upon our closing of a private placement equity financing of at least $20 million; and (ii) a stock option to purchase 135,000 shares of our common stock, to be granted to Ms. Byam upon our initial public offering having a pre-money valuation of at least $200 million (collectively, the “Performance Options”). Per her employment agreement, on August 29, 2021 and September 8, 2021, the Company granted Ms. Byam stock options to purchase 135,000 and 80,000 shares of our common stock, respectively. See the section entitled “ –Outstanding Equity Awards at Fiscal Year-End Table” for additional details about the stock option grants.
Severance Benefits
If we terminate Ms. Byam’s employment without cause (as defined in her employment agreement), subject to her execution of a release of claims in favor of the Company, Ms. Byam will be entitled to receive certain severance benefits, as described below.
Employment Agreement with Dr. Peter Rhode
We entered into an employment agreement with Dr. Rhode, the Company’s Chief Scientific Officer and Vice President of Clinical Operations, dated July 6, 2021, which became effective on July 15, 2021. The employment agreement provides the general terms of Dr. Rhode’s employment, including a $230,000 base salary (which may not be reduced by the Company to less than 90% of his base salary during the prior year without Dr. Rhode’s consent), an opportunity to earn cash bonus incentives, an additional equity award after the closing of our initial public offering, and certain severance rights if he is terminated by us without cause. The employment agreement provides for a three-year term of employment, unless earlier terminated in accordance with the terms of the employment agreement. Dr. Rhode is employed by us at will.
Cash Bonus Opportunities
In accordance with the employment agreement, Dr. Rhode is eligible for a cash bonus each calendar year up to an initial target amount of 30% of his annual base salary based on Dr. Rhode’s achievement of certain corporate objectives and individual performance goals established by our board of directors or the compensation committee of our board of directors, as per the Executive Incentive Bonus Plan. See the section entitled “ –Summary Compensation Table” for Dr. Rhode’s bonus payment in 2022.
Equity Incentive Grant
Per Dr. Rhode’s employment agreement, subject to the approval of our board of directors, Dr. Rhode will be entitled to a grant of stock options in accordance with the terms of the Company’s 2021 Plan. The stock options will have an exercise price per share equal to the fair market value per share of our common stock on the date of grant. Per his employment agreement, on September 8, 2021, we granted Dr. Rhode a stock option to purchase 20,000 shares of our common stock, which will vest over a four-year period. See the section entitled “Outstanding Equity Awards at Fiscal Year-End Table” for additional details of the stock option grant.
Severance Benefits
If we terminate Dr. Rhode’s employment without cause (as defined in his employment agreement), subject to his execution of a release of claims in favor of the Company, Dr. Rhode is entitled to receive certain severance benefits, as described below.
Potential Payments Upon Termination or Change in Control
Dr. Wong
If we terminate Dr. Wong’s employment without cause or if he resigns for good reason (as each are defined in his employment agreement), subject to his execution of a release of claims in our favor, Dr. Wong is entitled to receive (i) a lump sum cash severance payment equal to 2 times his then-current annual base salary, and (ii) the vesting of all of his then unvested and outstanding equity awards that would have become vested had he remained in the employ of the Company for the 24 month period following his termination of employment; provided, however that if Dr. Wong’s termination occurs in connection with or within the 12 months following a change in control of the Company (as defined in the 2021 Plan), the equity awards will vest in full as of the date of his termination.

Ms. Byam
If we terminate Ms. Byam’s employment without cause (as defined in her employment agreement), subject to her execution of a release of claims in our favor, Ms. Byam is entitled to receive (i) cash severance equal to nine months of her then-current base salary, provided that this amount will be increased to 12 months if the termination occurs within one year following the consummation of a change of control (as defined in her employment agreement) of the Company, and (ii) immediate vesting of each of her then-outstanding stock option awards which are described above.
In addition, if we decline to extend the term of Ms. Byam’s employment under the employment agreement past the initial four-year term or past any subsequent 12-month term, subject to her execution of a release of claims in favor of the Company, Ms. Byam will be also entitled to the immediate vesting of each of her then-outstanding stock option awards which are described above. If Ms. Byam’s employment is terminated due to disability (as defined in her employment agreement), she will receive the cash severance described above, and in the event of her death, the Performance Options, to the extent granted, will immediately vest in full.
Dr. Rhode
If we terminate Dr. Rhode’s employment without cause (as defined in the employment agreement), subject to his execution of a release of claims in our favor, Dr. Rhode will be entitled to receive (i) a lump sum cash severance payment equal to 75% of his then-current annual base salary, and (ii) the vesting of all of his then unvested and outstanding equity awards that would have become vested had he remained in the employ of the Company for the 9 month period following his termination of employment; provided, however that if Dr. Rhode’s termination occurs in connection with or within the 12 months following a change in control of the Company (as defined in the 2021 Plan), the equity awards will vest in full as of the date of his termination.
Executive Incentive Bonus Plan
Our board of directors approved our Executive Incentive Bonus Plan, or the Bonus Plan, in June 2021.
General
The purpose of the Bonus Plan is to motivate and reward our eligible officers and employees, including our named executive officers, for their contributions toward the achievement of certain performance goals. The Bonus Plan is administered by the compensation committee of our board of directors, which shall have the discretionary authority to interpret the provisions of the Bonus Plan, including all decisions on eligibility to participate, the establishment of performance goals, the number of awards payable under the plan, and the payment of awards. The compensation committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Bonus Plan to one or more of our directors and officers. The compensation committee may terminate the Bonus Plan at any time, provided such termination shall not affect the payment of any awards accrued under the Bonus Plan prior to the date of the termination. The compensation committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Bonus Plan in whole or in part.
Targets and Performance Criteria
The compensation committee may establish cash bonus targets and corporate performance goals for a specific performance period or fiscal year pursuant to the Bonus Plan. Corporate performance goals may be based on wide-ranging criteria and metrics described in the Bonus Plan, which mirror those in our 2021 Plan. Awards issued to participants, however, may also take into account other factors, including subjective factors. Performance goals may differ from participant to participant, performance period to performance period, and from award to award.
Eligibility and Clawback
Unless otherwise determined by the compensation committee, a participant must be actively employed and in good standing with us on the date the award is paid. The compensation committee may make exceptions to this requirement in the case of retirement, death or disability, an unqualified leave of absence or under other circumstances, as determined by the compensation committee in its sole discretion.
Awards granted under the Bonus Plan are subject to any clawback policy as may be established and/or amended from time to time by us. The compensation committee may require a participant to forfeit or return to and/or reimburse us for any amounts paid with respect to an award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.

Hedging and Pledging Policy
Under the terms of our insider trading policy, no employees, contractors, consultants and members of our board of directors (and their respective family members and any affiliated entities, such as venture capital funds) may engage in hedging or monetization transactions involving our securities, such as prepaid variable forward contracts, equity swaps, collars or exchange funds. In addition, such persons may not hold our securities in a margin account or pledge our securities as collateral for a loan unless the pledge has been approved by our Compliance Officer.
Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information regarding the outstanding stock option awards held by our named executive officers on December 31, 2022.
Option Awards(1)
Number of Securities Underlying
Unexercised Options
Name	Grant Date	(#) Exercisable	(#) Unexercisable	(#) Option Exercise Price ($)(2)	Option Expiration Date
Hing C. Wong, Ph.D.	9/8/2021	160,000	640,000(3)	4.31	9/8/2031

Rebecca Byam	12/19/2019		47,249(4)	0.14	12/19/2029
	8/29/2021	44,550	90,450(5)	4.00	8/29/2031
	9/8/2021	16,000	64,000(6)	4.31	9/8/2031

Peter Rhode, Ph.D	12/19/2019	21,427	30,000(7)	0.14	12/19/2029
	12/22/2020	1,714	5,143(8)	0.21	12/22/2030
	9/8/2021	4,000	16,000(9)	4.31	9/8/2031
(1)	All of the outstanding equity awards were granted under our 2019 Plan and are subject to acceleration of vesting as described in above.
(2)	This column represents the fair market value of a share of our common stock on the date of grant.
(3)
These option shares were part of a stock option grant covering 800,000 shares of our common stock. 20% of the total shares subject to the stock option grant vested on September 8, 2022; 20% of the total shares subject to the stock option grant will vest on September 8, 2023; 25% of the total shares subject to the stock option grant will vest on September 8, 2024; and 35% of the total shares subject to the stock option grant will vest on September 8, 2025, subject to Dr. Wong’s continuous service through the applicable vesting date.

(4)
These option shares were part of a stock option grant covering 134,999 shares of our common stock. 20% of the total shares subject to the stock option grant vested on December 19, 2020; 20% of the total shares subject to the stock option grant vested on December 19, 2021; 25% of the total shares subject to the stock option grant vested on December 19, 2022; and 35% of the total shares subject to the stock option grant will vest on December 19, 2023, subject to Ms. Byam’s continuous service through the applicable vesting date. The option is subject to additional vesting acceleration as described in “–-Employment Agreement with Ms. Rebecca Byam.”

(5)
These option shares were part of a stock option grant covering 135,000 shares of our common stock. 33% of the total shares subject to the stock option grant vested on August 29, 2022; 33% of the total shares subject to the stock option grant will vest on August 29, 2023; and 34% of the total shares subject to the stock option grant will vest on August 29, 2024. The option is subject to additional vesting acceleration as described in “–-Employment Agreement with Ms. Rebecca Byam.”

(6)
These option shares were part of a stock option grant covering 80,000 shares of our common stock. 20% of the total shares subject to the stock option grant vested on September 8, 2022; 20% of the total shares subject to the stock option grant will vest on September 8, 2023; 25% of the total shares subject to the stock option grant will vest on September 8, 2024; and 35% of the total shares subject to the stock option grant will vest on September 8, 2025, subject to Ms. Byam’s continuous service through the applicable vesting date.

(7)
These option shares were part of a stock option grant covering 85,713 shares of our common stock. 20% of the total shares subject to the stock option grant vested on May 30, 2020; 20% of the total shares subject to the stock option grant vested on May 30, 2021; 25% of the total shares subject to the stock option grant vested on May 30, 2022; and 35% of the total shares subject to the stock option grant will vest on May 30, 2023, subject to Dr. Rhode’s continuous service through the applicable vesting date.

(8)
These option shares were part of a stock option grant covering 8,571 shares of our common stock. 20% of the total shares subject to the stock option grant vested on December 22, 2021; 20% of the total shares subject to the stock option grant vested on December 22, 2022; 25% of the total shares subject to the stock option grant will vest on December 22, 2023; and 35% of the total shares subject to the stock option grant will vest on December 22, 2024, subject to Dr. Rhode’s continuous service through the applicable vesting date.

(9)
These option shares were part of a stock option grant covering 20,000 shares of our common stock. 20% of the total shares subject to the stock option grant vested on September 9, 2022; 20% of the total shares subject to the stock option grant will vest on September 9, 2023; 25% of the total shares subject to the stock option grant will vest on September 9, 2024; and 35% of the total shares subject to the stock option grant will vest on September 9, 2025, subject to Dr. Rhode’s continuous service through the applicable vesting date.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain the following equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our 2021 Equity Incentive Plan, or the 2021 Plan, and our 2019 Equity Incentive Plan, or the 2019 Plan.
The following table presents information as of December 31, 2022 with respect to compensation plans under which shares of our common stock may be issued.
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,867,458(2)	$3.11	2,126,585(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,867,458	$3.11	2,126,585
(1)	Includes the 2019 Plan and the 2021 Plan.
(2)	Includes stock options outstanding under the 2019 Plan and the 2021 Plan as of December 31, 2022. The Company no longer makes grants under the 2019 Plan.
(3)
Includes 1,612,299 shares available for issuance under the 2021 Plan. The number of shares reserved for issuance under the 2021 Plan increased by 514,286 shares on January 1, 2023 and will increase automatically on January 1 of each year by a number of shares of common stock equal to the lesser of (i) 514,286 shares; (ii) 2% of the shares of common stock outstanding on the last day of the prior fiscal year; or (iii) such number of shares determined by our board of directors. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal One: Election of Directors-Director Compensation,” respectively, since January 1, 2021, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds the lesser of (i) $120,000 or (ii) 1% of the Company’s average total assets at year end for the last two completed fiscal years and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
Initial Public Offering
On July 22, 2021, Dr. Wong, our Founder and Chief Executive Officer and a member of our board of directors purchased 627,500 shares of our common stock at the initial public offering price of $8.00 per share for an aggregate purchase price of $5,020,000 in connection with our initial public offering.
On July 22, 2021, Ms. Byam, our Chief Financial Officer purchased 25,000 shares of our common stock at the initial public offering price of $8.00 per share for an aggregate purchase price of $200,000 in connection with our initial public offering.
On July 22, 2021, Dr. Rhode, our Chief Scientific Officer and Vice President of Clinical Operations purchased 12,500 shares of our common stock at the initial public offering price of $8.00 per share for an aggregate purchase price of $100,000 in connection with our initial public offering.
On July 22, 2021, an entity affiliated with Mr. Garrett, Chairman of our board of directors, purchased 125,000 shares of our common stock at the initial offering price of $8.00 per share for an aggregate purchase price of $1,000,000 in our initial public offering on the same terms as the other purchasers in the initial public offering.
Investors’ Rights, Voting, and Right of First Refusal Agreements
In connection with our preferred stock financings, we entered into investors’ rights, voting, and right of first refusal and co-sale agreements containing voting rights, and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock. The parties to these agreements include entities affiliated with our former directors, Ms. Chiu, Mr. Middleton and Dr. Sun, each of which owned more than 5% of our outstanding capital stock, and with Dr. Wong, our Founder and Chief Executive Officer. These stockholder agreements terminated upon the closing of our initial public offering.
Stock Option Grants to Executive Officers
We have granted stock options to our named executive officers as more fully described in the section entitled “Executive Compensation.”
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Review, Approval or Ratification of Transactions with Related Parties
Our written related party transactions policy states that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of and any entity affiliated with any of the foregoing persons are not permitted to enter into a material related party transaction with us without the review and approval of our audit committee. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee considers the relevant facts and circumstances available and deemed relevant to the committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2022.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
Our audit committee has reviewed and discussed with our management and Grant Thornton LLP, our audited consolidated financial statements for the fiscal year ended December 31, 2022. Our audit committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
Our audit committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with Grant Thornton LLP its independence from us.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Submitted by the Audit Committee
Rick S. Greene, Chair
Scott T. Garrett
Lisa M. Giles
Gary M. Winer
HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household if you have requested paper copies thereof. We will promptly deliver a separate copy of either document to you upon written or oral request to HCW Biologics Inc., 2929 N. Commerce Parkway, Miramar, Florida 33025, Attention: Corporate Secretary or (954) 842-2024 X205. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2023. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to HCW Biologics Inc., 2929 N. Commerce Parkway, Miramar, Florida 33025, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.
Additionally, our stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was distributed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2024 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 14, 2024 and no later than March 15, 2024. Stockholder proposals and the required notice should be addressed to HCW Biologics Inc., 2929 N. Commerce Parkway, Miramar, Florida 33025, Attention: Corporate Secretary.

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

HCW Biologics

HCW BIOLOGICS INC.
2929 N COMMERCE PARKWAY
MIRAMAR, FL 33025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HCWB2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V12081-P88507

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HCW BIOLOGICS INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee mark "For All Except" and write the number of the nominee on the line below.

____

Nominees:

01) Lisa M. Giles
02) Rick S. Greene

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V12082-P88507

HCW BIOLOGICS INC.
Annual Meeting of Stockholders
June 13, 2023 10:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Hing C. Wong, Chief Executive Officer, and Rebecca Byam, Chief Financial Officer, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HCW BIOLOGICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time, on June 13, 2023, virtually at www.virtualshareholdermeeting.com/HCWB2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side